Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-12619 of Hyperion Telecommunications, Inc. on Form S-3 (formerly Form S-1), Amendment No. 1 to Registration Statement No. 333-36461 of Hyperion Telecommunications, Inc. on Form S-4, and Registration Statement No. 333-38965 of Hyperion Telecommunications, Inc. on Form S-4 of our report dated June 10, 1998, appearing in this Annual Report on Form 10-K of Hyperion Telecommunications, Inc. for the year ended March 31, 1998.





/s/ DELOITTE & TOUCHE LLP
     Pittsburgh, Pennsylvania


June 29 1998